UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Progyny, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 888-3124

(Registrant’s Telephone Number, Including Area Code)

1359 Broadway

New York, New York 10018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, Karin Ajmani resigned as the Chief of Strategic Development of Progyny, Inc. (the “Company”). Ms. Ajmani’s resignation is effective as of March 2, 2020 and the Company does not intend to replace her role. Ms. Ajmani will serve in a transition role through the effective date of her resignation.  Ms. Ajmani’s responsibilities will be assumed by Lisa Greenbaum, Chief Client Officer.

Ms. Greenbaum joined Progyny in June 2019 and is responsible for revenue generation and business development as leader of our sales and account management organizations. Ms. Greenbaum has over 25 years of experience in healthcare with senior roles at Health Stream, Merck, Procter and Gamble, and most recently WebMD, where she was Group General Manager of Professional Services and also held multiple executive level roles in sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: February 12, 2020
	By:	/s/ David Schlanger
David Schlanger
Chief Executive Officer